CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our reports dated January 19, 2001, accompanying the consolidated financial statements included in the 2000 Annual Report of SVB Financial Services, Inc. on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statement of SVB Financial Services, Inc. on Forms S-8 (File No. 333-66131, effective October 26, 1998, File No. 333-66165, effective October 27, 1998, File No. 333-40778, effective July 3, 2000 and File No. 333-40754, effective July 3, 2000).




Philadelphia, Pennsylvania
March 26, 2001